Numerex Corp. Contact: Alan Catherall 770 485-2527 Investor Relations Contact: Seth Potter 646 277-1230

Exhibit 99.1
Press Release

For Immediate Release

Numerex Reports Third Quarter 2012 Financial Results

121,000 M2M subscriptions added during Q3 increases base 31% to 1.75 million drives 16% growth in recurring revenues
 GAAP Earnings before tax improve 41% year over year, 55% year to date

ATLANTA, GA October 30, 2012—Numerex Corp (NASDAQ:NMRX), a leading provider of on-demand and interactive machine-to-machine (M2M) enterprise solutions, today announced the addition of 121,000 thousand net subscriptions in the three month period ended September 30, 2012 and 319,000 net subscriptions in the nine month period ended September 30, 2012, bringing its cumulative base to 1,758,000, representing a year-over-year increase of 31%. The Company recorded GAAP operating earnings of $1.0 million for the three month period ended September 30, 2012, an improvement of 32% over the same period last year; and $2.2 million for the nine month period ended September 30, 2012, resulting in a 56% improvement over the comparable period last year. The Company reported GAAP earnings $5.5 million after releasing $4.5 million of its valuation allowance against certain deferred tax assets.

“The Company experienced strong broad-based demand for its M2M products and services posting a significant improvement in several key performance metrics,” stated Stratton Nicolaides, chairperson and CEO of Numerex. “Activity surrounding our on-demand subscription-based services, particularly in security, asset tracking and monitoring, and supply chain management continues to drive results. We expect to finish the year with over 30% growth in our subscription base and with 17% recurring revenue growth, currently running at a 19% annualized growth rate. We continue to innovate and improve the efficacy of our cloud-based M2M service delivery systems that has resulted in increased capacity and enhanced capabilities creating opportunity in new markets. Currently, Numerex enables customers in over 50 vertical markets and is well positioned to continue to lead in providing cost-effective, speedy, and secure delivery of M2M solutions to industry, setting the pace for continued future growth.”

Financial metrics for the third quarter of 2012 include:

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2012	2011	2012	2011

Recurring revenue and support ($ millions)	11.3	9.8	32.1	28.3
Embedded device and hardware revenue ($ millions)	6.4	4.9	16.5	14.1
Gross margin	41.6%	45.4%	44.0%	44.5%
GAAP earnings ($ millions)	5.5	0.6	6.6	1.2
GAAP earnings per fully diluted share (EPS) ($)	0.34	0.04	0.41	0.07
Non-GAAP earnings ($ millions)	2.2	1.7	5.6	4.3
Non-GAAP earnings per fully diluted share (EPS) ($)	0.14	0.11	0.35	0.27
New subscriptions (units)	121,000	80,000	319,000	175,000
Total subscriptions (units)	1,758,000	1,346,000	1,758,000	1,346,000

Q3 and Year-to-date Financial Highlights:

•
The Company added a record 121,000 new subscriptions in third quarter of 2012 as compared to 80,000 new subscriptions added in the same quarter last year; and a record 319,000 new subscriptions for the first nine months of this year compared to 175,000 new subscriptions recorded during the same period last year.

•
Total recurring revenues and support grew 14% year over year to $11.3 million from the $9.8 million recorded in the third quarter of 2011. Recurring revenue derived from our subscription base without considering one-time services and support revenues grew at 16% for the nine-month period and at an annualized 18.6% from the second quarter of this year.  Embedded device & hardware revenue was $6.4 million in the third quarter of 2012 compared to $4.9 million recorded in the same period last year.

•
GAAP earnings for the three months ended September 30, 2012 were $5.5 million compared to $592,000 reported in the third quarter of last year.  GAAP net earnings during the third quarter of 2012 included $4.5 million related to the release of the Company’s valuation allowance against certain deferred tax assets. The Company determined that these deferred tax assets were more likely than not to be used prior to their expiration.

•	GAAP earnings before tax, excluding the aforementioned gain from the valuation allowance, were $1 million for the quarter and $2.0 million year-to-date.

•	Operating earnings improved 32% year-over-year compared to third quarter of last year and 56% year-to-date compared to the first nine months of last year.

•
Operating expenses, totaled $6.3 million in the quarter, increased 4.2% over the $6.0 million recorded during the same three months of last year and decreased 2.6% from the $6.5 reported in second quarter of this year.

•
Consolidated gross profit for the three months ended September 30, 2012 was $7.3 million, reflecting a 7% greater contribution over the same period last year. Gross margin percentage was 41.6% compared to 45.4% in the third quarter in 2011.  The year-over-year decrease in margin is primarily due to higher embedded device and hardware revenue recorded during the quarter, which carry a significantly lower margin. Gross margin for the first nine-months of the year declined less markedly from the 44.5% posted in 2011 to 44% in 2012, for primarily the same reason.

•
At the end of the quarter, Numerex reported cash and restricted cash of $7.0 million and long-term debt of $3.6 million and recorded an improvement in working capital in a year-over-year comparison.  During the first nine months of 2012, the company generated $1.5 million in cash flow from operations. Cash balances are expected to improve through the balance of the year as a result of anticipated lower capital expenditures.

Q3 Operational Highlights:

•	Received Frost & Sullivan’s 2012 Enabling Technology Award recognizing the Company’s “unmatched innovation and strategic partnerships to create M2M solutions.”

•
Launched a complete portfolio of supply chain solutions, which includes all the necessary components – sensors, network elements, mobility and enterprise management interfaces – to deliver a single source solution that can be integrated into a customer’s Enterprise Resource Planning (ERP) system.

•
Implemented state-of-the-art network messaging infrastructure for the Company’s wireless services and internet backhaul that strengthened our data redundancy, security, and back-up capabilities to ensure service reliability and availability as we expand geographically and extend our services to new vertical markets.

Mr. Nicolaides concluded, “We continue to have strong momentum and a solid pipeline of new opportunities, which will enable us to further leverage our existing sales, marketing and development resources. As a result, we expect to maintain our trend of consecutively improving quarterly operational and financial performance.”

Quarterly Conference Call
Numerex will discuss its quarterly results via teleconference today at 9:00 a.m. Eastern Time. Please dial (866) 838-2057 or, if outside the U.S. and Canada, (904) 520-5768 to access the conference call at least five minutes prior to the 9:00 a.m. ET start time. A live webcast and replay of the call will also be available at http://www.numerex.com under the Investor Relations section.  An audio replay will be available via the Numerex web site beginning two hours after the call end.  You can also listen to a replay of the call by dialing (888) 284-7564 or (904) 596-3174 if outside the U.S. and Canada and entering code number 2955931.

About Numerex
Numerex Corp (NASDAQ: NMRX) is a leading provider of interactive and on-demand machine-to-machine (M2M) technology and service, offered on a subscription basis, used in the development and support of M2M solutions for the enterprise and government markets worldwide. The Company offers Numerex DNA® that may include hardware and smart Devices, cellular and satellite Network services, and software Applications that are delivered through Numerex FAST® (Foundation Application Software Technology). In addition, business services are offered to enable the development of efficient, reliable, and secure solutions while accelerating deployment. Numerex is ISO 27001 information security-certified, highlighting the Company's focus on M2M data security, service reliability, and round-the-clock support of its customers' M2M solutions. For additional information, please visit www.numerex.com.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to reposition our platform to capture greater recurring subscription revenues; the risks that a substantial portion of revenues derived from government contracts may be terminated by the government at any time; variations in quarterly operating results; delays in the development, introduction, integration and marketing of new services; customer acceptance of services; economic conditions resulting in decreased demand for our products and services; the risk that our strategic alliances and partnerships will not yield substantial revenues; changes in financial and capital markets, and the inability to raise growth capital; the inability to attain revenue and earnings growth; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; disruption in key supplier relationships and/or related services; and extent and timing of technological changes. Numerex SEC reports identify additional factors that can affect forward-looking statements.

-continued-

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Q312 v Q311		Nine Months Ended
	09/30/12	09/30/11	Change	% Change	09/30/12	09/30/11	Change	% Change
Net revenues:
M2M Services
Subscription based recurring revenue and support	$11,250	$9,856	$1,394	14%	$32,057	$28,328	$3,729	13%
Embedded devices & hardware	6,413	5,195	1,218	23%	16,494	14,865	1,629	11%
Total net revenues:	17,663	15,051	2,612	17%	48,551	43,193	5,358	12%

Cost of subscription based recurring revenue and support	4,788	4,018	770	19%	13,388	11,660	1,728	15%
Cost of embedded devices & hardware	5,533	4,198	1,335	32%	13,792	12,313	1,479	12%
Gross Profit	7,342	6,835	507	7%	21,371	19,220	2,151	11%
	41.6%	45.4%		-8%	44.0%	44.5%		-1%
Sales and marketing expenses	2,134	2,137	(3)	0%	6,603	6,713	(110)	-2%
General, administrative and legal expenses	2,535	2,304	231	10%	7,668	6,772	896	13%
Engineering and development expenses	813	809	4	0%	2,467	1,977	490	25%
Depreciation and amortization	820	799	21	3%	2,414	2,340	74	3%
Operating earnings	1,040	786	254	32%	2,219	1,418	801	56%
Interest expense	(58)	(86)	28	-33%	(203)	(134)	(69)	51%
Other income	5	1	4	nm	(1)	16	(17)	-106%
Earnings before tax	987	701	286	41%	2,015	1,300	715	55%
Provision (benefit) for income tax	(4,549)	109	(4,658)	nm	(4,539)	138	(4,677)	nm
Net earnings	$5,536	$592	$4,944	835%	$6,554	$1,162	$5,392	464%

Basic earnings per common share	$0.36	$0.04			$0.43	$0.08
Diluted earnings per common share	$0.34	$0.04			$0.41	$0.07
Number of shares used in per share calculation
Basic	15,487	15,071			15,357	15,036
Diluted	16,061	15,612			15,939	15,744

NUMEREX CORP.
Consolidated Balance Sheets
(In thousands)

	Sept 30,	December 31,
	2012	2011
	unaudited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,754	$9,547
Restricted cash	221	221
Accounts receivable, less allowance for doubtful accounts of $380 at September 30, 2012 and $236 at December 31, 2011:	9,422	6,846
Note receivable	749	165
Inventory net of provision of $658 at September 30, 2012 and $578 at December 31, 2011	7,678	7,057
Prepaid expenses and other current assets	1,761	957
TOTAL CURRENT ASSETS	26,585	24,793

Property and equipment, net	1,823	1,252
Goodwill, net	23,787	23,787
Other intangibles, net	4,268	4,901
Software, net	4,062	3,388
Other assets - long term	3,288	3,307
Deferred tax asset - long term	4,503	-
TOTAL ASSETS	$68,316	$61,428

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$8,124	$8,239
Other current liabilities	1,203	1,392
Note payable	1,200	1,200
Deferred revenues	1,695	1,317
Obligations under capital leases	-	237
TOTAL CURRENT LIABILITIES	12,222	12,385

LONG TERM LIABILITIES
Note payable - long term	3,600	4,500
Other long term liabilities	321	346
TOTAL LONG TERM LIABILITIES	3,921	4,846

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock - no par value; authorized 3,000; none issued Class A common stock - no par value, authorized 30,000, issued 17,061 shares at September 30, 2012 and 16,691 shares at December 31, 2011; outstanding 15,499 shares at September 30, 2012 and 15,143 shares at December 31, 2011	-	-
Class B common stock – no par value; authorized 5,000,000; none issued	-	-
Additional paid-in-capital	68,033	66,634
Treasury stock, at cost, 1,562 shares on September 30, 2012 and December 31, 2011	(8,136)	(8,136)
Accumulated other comprehensive earnings (loss)	10	(13)
Retained deficit	(7,734)	(14,288)
TOTAL SHAREHOLDERS' EQUITY	52,173	44,197
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$68,316	$61,428

Reconciliation of Non-GAAP net income

The following table reconciles non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP). These non-GAAP financials use net earnings before non-cash items as an additional measure of our operating performance.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP.  Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.

Despite these limitations, we believe our non-GAAP financial measures provide meaningful supplemental information about our operating results, primarily because they exclude non-cash items that we do not believe are indicative of the ongoing operating performance of our business. Although these items should properly be considered in our GAAP financial measures, we believe they should be excluded when evaluating our current operating performance.

The following table reconciles the specific items excluded from GAAP in the calculation of non-GAAP net income for the periods indicated below:

Reconciliation of Non-GAAP Measures
(In thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)

Net income	$5,536	$592	$6,554	$1,162

Non-cash compensation	336	358	1,083	796
Depreciation and amortization	820	799	2,414	2,340
Release of deferred tax asset valuation allowance	(4,460)	-	(4,460)	-
Net income before non-cash items	$2,232	$1,749	$5,591	$4,298
Basic earnings per common share	$0.14	$0.12	$0.36	$0.29
Diluted earnings per common share	$0.14	$0.11	$0.35	$0.27
Number of shares used in per share calculation
Basic	15,487	15,071	15,357	15,036
Diluted	16,061	15,612	15,939	15,744

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